Exhibit 24.2

POWER OF ATTORNEY

I, John Farias, hereby constitute and appoint Gary M. Beasley, Nina A. Tran and Tamra D. Browne, and each of them singly (with full power to each of them to act alone), my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-11 of Starwood Waypoint Residential Trust, and any related registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature:	/s/ John Farias
Name: John Farias
Date: August 28, 2014